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                                                                    EXHIBIT 10.4

                                 PROMISSORY NOTE

Dated:  July 31, 2002
Maturity Date: August 1, 2009

FOR VALUE RECEIVED, Concorde Cripple Creek, Inc., a Colorado corporation (the "Borrower"), agrees and promises to pay to the order of First National Bank, a national banking association (the "Lender"), its endorsees, successors and assigns (collectively, the "Holder"), at Lender's office at 909 St Joseph Street, Suite 101 Rapid City, South Dakota 57701, or such other place as the Holder may from time to time designate, the principal sum of Seven Million Six Hundred Thousand and no/100 ($7,600,000.00) or so much as may from time to time be disbursed hereon, together with interest on the Note Principal Balance (defined below) at the rate of interest hereinafter set forth, in coin or currency, which, at the time or times of payment, is legal tender for the payment of public and private debts in the United States of America. This Note shall be payable in the following manner and on all the following terms and at the following times:

         1. DEFINITIONS. For purposes of this Note the following terms shall have the following meanings:

         Adjustment Date shall mean the first day of the month immediately following the expiration of each consecutive calendar quarter.

         Advance shall mean any payment by the Lender to Borrower of proceeds of the Loan in accordance with the terms of the Loan Agreement.

         Advance Date shall mean the date on which any Lender first makes the Advance of the Loan pursuant to the Loan Agreement.

         Amortization Period means a period of fifteen (15) consecutive calendar years.

         Basis Points shall mean an arithmetic expression of a percentage measured in hundredths of a percent (e.g. 50 Basis Points equals fifty hundredths of one percent).

         Collateral shall have the definition given such term in the Loan Agreement and in the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing.

         Governmental Authority shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.


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         Interest Rate shall mean the Interest Rate as defined in Section 3 below.

         Lender shall mean First National Bank, a national banking association, located in Rapid City, South Dakota, or its successors and assigns, or any Holder from time to time of the Note who is a Lender under the terms of the Loan Agreement, including any successor and assign.

         Loan shall mean the Loan defined in the Loan Agreement, evidenced by the Note.

         Loan Agreement shall mean the Loan Agreement of even date herewith entered into between Borrower and Lender.

         Maturity Date shall mean the last day of the 84th month following the date hereof or such earlier date as this Note may be declared due and payable by Holder in accordance with its terms, but not later than August 1, 2009.

         Monthly Payment Date shall mean September 1, 2002, and the first day of each calendar month thereafter.

         Note shall mean this Note and any other promissory note evidencing the Loan.

         Note Principal Balance shall mean at any time with respect to this Note, the total principal amount of Advances under this Note, reduced by all repayments of principal on this Note.

         Prime Rate means the daily fluctuating rate per annum which is publicly announced from time to time in the Money Rates section of the Wall Street Journal as being its so-called "prime rate" thereafter in effect, with change in the Prime Rate automatically, immediately, and without notice, changing the Prime Rate thereafter applicable. If more than one Prime Rate is published in the Wall Street Journal for a day, the average of the Prime Rates so published shall be used and such average shall be rounded up to the nearest one quarter of one percent (.25%). If the Wall Street Journal ceases to publish the Prime Rate, the Holder may select a comparable publication or service that publishes such Prime Rate, or its equivalent, and if such Prime Rate is no longer published, then the rate publicly announced by one of the ten largest money center banks in the United Sates (as selected by the Holder in its discretion) as its "prime" or "reference" rate shall be substituted.

         Promissory Note or Note means this Promissory Note.

Capitalized terms used herein that are not defined herein or elsewhere in this Note shall have the same meaning as such terms are used in the Loan Agreement.

         2. DISBURSEMENTS. The proceeds of the Loan shall be disbursed only upon satisfaction of the conditions set forth in the Loan Agreement.


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         3. INTEREST RATE. On and after the Advance Date, until the Maturity
Date, the Note Principal Balance at the close of each day shall bear interest at the following per annum rates of interest (Interest Rate):

              a. Interest Rate. From and after the date hereof and continuing up to and including the Maturity Date the Principal Balance shall bear interest at an annual rate which is equal to 300 Basis Points plus the Prime Rate as published or announced on the Adjustment Date or the date immediately preceding the Adjustment Date if not published or announced on the Adjustment Date, but in no event shall the Interest Rate be greater than 12.00% or less than 8.00%. The annual rate then in effect with respect to this Note is hereafter referred to as the "Interest Rate."

              b. Default Rate. If an Event of Default occurs, then, at the option of the Lender, during the entire period during which such Event of Default shall occur and be continuing, interest shall be payable on the Note Principal Balance at a per annual rate of interest equal to the lesser of; (i) the maximum lawful rate of interest permitted to be paid on this Note; or
                  (ii) four percent (4%) plus the rate that would otherwise apply under paragraph (a) above, whether or not payment of the Loan has been accelerated.

         4. BASIS OF COMPUTATION. Interest shall be computed by multiplying the actual number of days elapsed in the period for which interest is calculated by a daily rate based on a 360 day year. Interest shall commence to accrue on the Note Principal Balance of this Promissory Note on the first date that the Advance is funded by the Holder of this Promissory Note

         5. LATE CHARGE. If any payment required hereunder is not paid within five calendar days after the due date Borrower agrees to pay a late charge of $.05 per $1.00 of each unpaid payment to defray the costs of the Lender incident to collecting such late payment. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Holder may have.

         6. TERMS OF PAYMENT. Commencing September 1, 2002, and continuing thereafter on each Monthly Payment Date up to and including the Maturity Date, the Note Principal Balance shall be payable in consecutive monthly installments of Principal and accrued interest thereon at the Interest Rate. Each monthly payment shall be in an amount sufficient to fully amortize the then unpaid Principal Balance hereof at the then current Interest Rate by the Amortization Period.

         All outstanding principal of and interest on this Note shall be due and payable on the Maturity Date. Notwithstanding the foregoing, the Principal Balance shall be payable on such earlier date as payment hereunder shall have been accelerated by virtue of the

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occurrence of an Event of Default in accordance with the provisions of the Loan
Agreement at which time the entire unpaid Principal Balance hereof and all accrued and unpaid interest thereon, and all other charges payable pursuant to the terms hereof shall in any event be fully due and payable.

         7. APPLICATION OF PAYMENTS. So long as a Default does not exist, all payments on the Loan shall be applied first to any costs of collection, then to late charges, then to interest and then to the Note Principal Balance and all accrued unpaid interest thereon.

         If a Default exists, the Lender may apply any payments received to any sums due under this Note in accordance with the terms of the Loan Agreement. Amounts paid or prepaid under this Note may not be reborrowed.

         8. PREPAYMENTS. At the option of Borrower, the Note may be prepaid in whole on any date and in part on any Monthly Payment Date, upon thirty (30) days prior written notice to Lender, in principal amounts of not less than $250,000.00. All partial prepayments shall be applied based on the unpaid principal balance of the Loan first to accrued interest, and then to the Note Principal Balance. Upon prepayment in full, interest accrued to the prepayment date shall be paid on such prepayment date. Prepayments of the Note Principal Balance shall be applied to principal installments of the Note in inverse order of maturity; otherwise, no prepayment shall postpone the due dates or reduce the amount of the Monthly Payments required under the Note. .

         9. INTENTIONALLY OMITTED.

         10. SECURITY. The payment and performance of the Note are secured by the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof.

         11. DEFAULT. If (i) a default be made in any payment when due in accordance with the terms and conditions of this Note or (ii) any other Event of Default occurs, the entire Note Principal Balance, together with accrued interest thereon and late charges, if any, shall become immediately due and payable at the option of the Lender.

         12. MONTHLY SERVICING FEE. A Servicing Fee (the "Servicing Fee") on the unpaid Principal Balance of this Note from time to time outstanding, computed on the same basis as interest pursuant to Section 3 shall accrue with respect to Principal from the date hereof at a per annum rate equal to one-quarter of one percent (.25%). Such Servicing Fee shall be payable by Borrower to Lender on each Monthly Payment Date.

         13. TIME OF ESSENCE; NO WAIVER; REMEDIES CUMULATIVE; SEVERABILITY. Time is of the essence. No delay or omission in the exercise of any right hereunder or under any Loan Document shall operate as a waiver of such right or of any other remedy under this Promissory Note or any Loan Document. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion. All rights and remedies of Holder under the terms of this Promissory

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Note, under the terms of the Loan Documents, and under any statutes or rules of law shall be cumulative and, may be exercised successively or concurrently. Any provision of this Promissory Note that may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

         14. COSTS OF COLLECTION. In the event of any Default hereunder Borrower agrees to pay the costs of collection, including court costs, arbitration proceedings, and reasonable attorneys' fees (prior to trial or arbitration, at arbitration, at trial, and on appeal) incurred in collecting the debt secured hereby, or in exercising or defending, or obtaining the right to exercise, the rights of Holder hereunder, under the Loan Agreement or under or with respect to any other Loan Document, whether an arbitration proceeding or action to compel arbitration or enforce an arbitration award be brought or not, and in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings, in other court proceedings brought in accordance with the Loan Documents, and all reasonable costs and expenses incurred by Holder or the Lender in protecting or preserving the property and interests which are subject to the Loan Documents.

         15. WAIVER OF PRESENTMENT, ETC. Except as otherwise provided in the Loan Documents, demand for payment, presentment for payment, protest, notice of protest, notice of non-payment, notice of dishonor, notice to accelerate maturity, notice of acceleration of maturity, notice of intent to foreclose on any Collateral (as defined in the Loan Agreement) securing this Note, all other notices diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold Borrower to any obligation hereunder are waived. Consent is given to any extension or alteration of the time or terms of payment hereof, any renewal, any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to, any party liable for payment hereof.

         16. SAVINGS CLAUSE. Notwithstanding anything to the contrary set forth in this instrument, if at any time until payment in full of all of the indebtedness due hereunder, the interest rate on such indebtedness exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the interest rate shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the interest rate is less than the Maximum Lawful Rate Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Holder from the making of advances hereunder is equal to the total interest the Holder would have received had the interest rate been (but for the operation of this paragraph) the interest rate payable since the initial funding of the Loan. Thereafter, the interest rate payable hereunder shall be the interest rate provided for in this instrument unless and until the interest rate so provided for again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by the Holder pursuant to the term hereof exceed the

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amount such Holder could lawfully have received had the interest due hereunder been calculated for the full terms hereof at the Maximum Lawful Rate. If a court of competent jurisdiction, notwithstanding the provisions of this paragraph, make a final determination that the Holder has received interest in excess of the Maximum Lawful Rate, the Holder shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under this instrument, then to the outstanding Note Principal Balance due under this instrument and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

         17. GOVERNING LAW. This Note shall be construed in accordance with and governed by the internal laws of the State of Colorado and applicable federal law. Whenever possible, each provision of this Note and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Note or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

         18. INTEGRATION; CONFLICTING TERMS. This Note, together with the other Loan Documents, comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Note or the Loan Agreement, the provisions of the Loan Agreement shall control, and if any term of the Loan Agreement shall expressly conflict with a provision of this Note, the provisions of this Note shall control; provided, however, that the inclusion of supplemental rights and remedies of Lender in any of the other Loan Documents shall not be deemed a conflict between the Loan Agreement or this Note, and (ii) the inclusion of supplemental provisions pertaining to or benefiting Borrower in the Loan Agreement or in any of the other Loan Documents shall not be deemed a conflict between the Loan Agreement, such other Loan Documents and this Note.

         Executed as of the date first above written.


                                            CONCORDE CRIPPLE CREEK, INC.,
                                            A COLORADO CORPORATION


                                            By: /s/ Jerry Baum
                                                --------------------------------
                                                    Its: President